STOCK PLEDGE AGREEMENT

This Stock Pledge Agreement (this "***Agreement***") is dated as of November 30, 2016 (the "***Effective Date***") by and among Good Gaming, Inc., a Nevada corporation (the "***Company***"), CMG Holdings Group, Inc. ("***Pledgor***") and ViaOne Services, LLC ("***Payee***").

WHEREAS, the Company has issued that certain secured promissory note in a principal amount up to $150,000 to the Payee (the "***Note***") in exchange for cash advances by the Payee for up to $150,000 (the "***Advances***") pursuant to that certain Note Purchase Agreement, dated November 30, 2016, by and between the Company and the Payee; and

WHEREAS, in order to induce the Payee to make the Advances, the Pledgor has agreed to pledge 1,000 shares of the Company's Class C Preferred Shares (the "***Shares***"); and

WHEREAS, the Note is secured by the Shares held by Pledgor and other Collateral (as defined below) upon the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements contained in this Agreement, the parties agree as follows:

1. Grant of Security Interest. Pledgor hereby grants a security interest in, and assigns, transfers to and pledges to Payee, the following securities and other property (collectively, the "***Collateral***"): (a) the Shares delivered to and deposited with the Payee; (b) any and all new, additional or different securities or other property subsequently distributed with respect to the Shares which are to be delivered to the Payee pursuant to the requirements of Section 3 of this Agreement; and (c) the proceeds of any sale, exchange or disposition of the property and securities described in clause (a) or (b) above. Pledgor shall deliver to the Payee, simultaneous with the execution and delivery of this Agreement, certificate(s) representing the Shares along with a properly endorsed stock power assignments.

2. Warranties. Pledgor hereby represents and warrants that the Pledgor is the beneficial owner of the Collateral and that the Pledgor holds good and marketable title to the Shares, that the Pledgor has the right to pledge the Collateral and that the Collateral is free from all liens, encumbrances, adverse claims and other security interests. The Company hereby represents that the Shares constitute 100% of the outstanding shares of the Company's Class C Preferred Shares and the Shares have been validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

3. Duty to Deliver. Any new, additional or different securities or other property (other than regular cash dividends) which may now or hereafter become distributable with respect to the Collateral by reason of (a) any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the common stock or (b) any merger, consolidation or other reorganization affecting the capital structure of the Company, shall upon receipt by Pledgor, be promptly delivered to and deposited with the Payee as part of the Collateral hereunder. Any such securities shall be accompanied by one or more properly endorsed stock power assignments.

4. Payment of Taxes and Other Charges. Pledgor shall pay, prior to the delinquency date, all taxes, liens, assessments and other charges against the Collateral, and in the event of Pledgor's failure to do so, Payee may at its election pay any or all of such taxes and other charges without contesting the validity or legality thereof. The payments so made shall become part of the indebtedness secured hereunder and until paid, and shall be payable on demand.

5. *Stockholder Rights. So long as there exists no Event of Default (as defined in the* Note), Pledgor shall (a) be entitled to receive any and all regular cash dividends paid on the Collateral and (b) otherwise retain all rights as a stockholder, including without limitation, voting rights with respect to the Collateral.

6. Release of Collateral. Provided all indebtedness secured hereunder (other than payments not yet due and payable under the Note) shall at the time have been paid in full and there does not otherwise exist any Event of Default (as defined in the Note), the Shares, together with any additional Collateral that may hereafter be pledged and deposited hereunder, shall be released from pledge and returned to Pledgor within five (5) calendar days of such event. If an Event of Default (as defined in the Note) shall have occurred and be *continuing, the Payee shall provide prompt written notice of such Event of Default to the* Pledgor. The Pledgor shall have five (5) calendar days to respond to such written notice to resolve the Event of Default. In the event the Pledgor cannot cure the Event of Default to the Payee's satisfaction within fifteen (15) calendar days after the Payee's written notice, then the Shares shall be released from pledge and transfer to Payee. In such event, the Payee shall be the record holder of the Shares and shall have all rights and interests to and in such Shares. The Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to transfer the Shares pursuant to this Section 8 and to ensure such transfer is valid, binding and in compliance with any and all applicable laws.

7. Pledgor covenants and agrees that until such time as all indebtedness due to the Payee from the Company under the Note, Pledgor shall not sell, transfer, mortgage, hypothecate, assign or encumber in any manner whatsoever any of the Collateral.

8. All reasonable costs and expenses (including reasonable attorneys' fees) incurred by Payee relating to the exercise or enforcement of any right, power or remedy granted it under this Agreement and/or the Loan Documents shall become part of the indebtedness secured hereunder.

10. Any notice or demand required or permitted by or in connection with this Agreement shall be given in the manner specified in the NPA.

11. The validity of this Agreement, and the construction, interpretation, and enforcement hereof, shall be governed by and construed under the internal laws of the State of New York, without regard to conflict of law provisions. The Company agrees that any suit arising out of or related to this Agreement may be brought only in a New York state or, to the extent permitted by law, federal court sitting in New York County, New York, as the Holder may elect in its sole discretion, and consents to the non-exclusive jurisdiction of such courts, *provided, however*, that any suit seeking enforcement against any Collateral may be brought, at Payee's option, in the courts of any jurisdiction where Payee elects to bring such action or where such Collateral may be located.

12. Pledgor and the Company may not assign, by operation of law or otherwise, in whole or in part, any of its rights, interests or obligations hereunder without the prior written consent of the Payee. The provisions hereof shall inure to the benefit of, and be binding upon, the respective successors, permitted assigns, heirs, executors, administrators and transferees of the parties hereto. Nothing herein, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors, permitted assigns, heirs, executors and administrators any rights, duties or obligations under or by reason of this Agreement, except as expressly provided herein.

13. Any invalidity, illegality or limitation on the enforceability of this Agreement or any part hereof by the Payee, whether arising by reason of the law of the Payee's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement or any part hereof with respect to the Payee. Should any provision contained herein be held as invalid, illegal or unenforceable, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth herein.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed and delivered under seal as of the date first above written.

PLEDGOR:

CMG Holdings Group, Inc

By: [signature]
Name: Glenn Laken
Title: Chairman/CEO CMG Holdings Inc.
Date: 11/29/16
Address: 2130 N. Lincoln Park West 8N
Chicago IL 60614

Facsimile:
E-mail: glennlaken@gmail.com
Attention:

COMPANY:

Good Gaming, Inc.
a Nevada corporation

By: [signature]
Name: Vikram Grover
Title: CEO
Date: 11/29/2016
Address: 2130 N Lincoln Park W
STE 2N
Chicago IL 60614
Facsimile: 773-697-7397
E-mail: vikgrover@good-gaming.com
Attention: Vik Grover

PAYEE:

ViaOne Services, LLC

By: ______________________
Name:
Title:
Date:
Address: ______________________

Facsimile: ______________________
E-mail: ______________________
Attention: ______________________

DM3\4379532.1 2 (VG)